UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2023

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 8, 2023, at a Special Meeting of Stockholders (the “Special Meeting”) of Global Net Lease, Inc. (“GNL” or the “Company”), the holders of shares of common stock, $0.01 par value per share, of the Company (“GNL Common Stock”) voted on (1) approval of the issuance of shares of GNL Common Stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of May 23, 2023, by and among GNL, the Necessity Retail REIT, Inc. (“RTL”), and the other parties thereto (the “REIT Merger Agreement”), pursuant to which RTL will merge with and into Osmosis Sub I, LLC, a wholly owned subsidiary of GNL (the “REIT Merger”), and each outstanding share of RTL’s Class A Common Stock, $0.01 par value per share, will be converted into the right to receive 0.670 shares of GNL Common Stock and the Agreement and Plan of Merger, dated May 23, 2023, by and among GNL, RTL, AR Global Investments, LLC (“Advisor Parent”), and the other parties thereto (the “Internalization Merger Agreement”), pursuant to which GNL will internalize the advisory and property management functions (the “Internalization Merger”), which issuance will consist of shares issued to stockholders of RTL in accordance with the terms of the REIT Merger Agreement and 29,614,825 shares of GNL Common Stock issued to Advisor Parent pursuant to the Internalization Merger Agreement (the “GNL Common Stock Proposal”), and (2) approval of the adjournment of the Special Meeting one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the GNL Common Stock Proposal (the “Adjournment Proposal”).

There were 104,430,600 shares of GNL Common Stock outstanding and entitled to vote on August 8, 2023, the record date for the Special Meeting, and 76,941,633 shares of GNL Common Stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

At the Special Meeting, the GNL Common Stock Proposal was approved by the holders of GNL Common Stock. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the GNL Common Stock Proposal.

The final voting results from the Special Meeting were as follows:

Proposal 1. GNL Common Stock Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,106,496	32,250,774	584,363	-

Proposal 2. Adjournment Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,785,536	30,597,671	558,426	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: September 8, 2023	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer